Exhibit F
                            Eaton and Cottrell, P.A.
                            1310 Twenty Fifth Avenue
                           Gulfport, Mississippi 39501
                                  601-864-8221
                                 April 14, 1998


Securities and Exchange Commission
Washington, D.C.  20549


Re:  Statement on Form U-1 of
     Mississippi Power Company
     (herein called the "Company")
     File No. 70-8737

Ladies and Gentlemen:

                  We have read the statement on Form U-1, as amended, referred to above, and are furnishing this opinion with respect to the proposed transactions described therein relating to the issuance of the Revenue Bonds (as defined therein).

                  We are of the opinion that the Company is validly organized and duly existing as a corporation under the laws of the State of Mississippi and is duly admitted to do business under the laws of the State of Alabama and that, upon the adoption of appropriate resolutions by the board of directors of the Company (or a duly authorized committee thereof), upon the issuance of your order or orders in this matter permitting such statement on Form U-1 to become effective with respect to such proposed transactions, and in the event that the proposed transactions are consummated in accordance with such statement on Form U-1 and your order or orders in respect thereof:

         (a) all State laws applicable to the proposed transactions will have been complied with;

         (b) the Company's obligations with respect to the Revenue Bonds will be valid and binding obligations of the Company in accordance with their terms; and

         (d) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

                  We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1.

                                    Very truly yours,

                                    /s/Eaton and Cottrell, P.A.

                                    EATON AND COTTRELL, P.A.